UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Willbros Group, Inc.

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FOR IMMEDIATE RELEASE

Willbros Announces Support from Advisory Firms ISS and Glass Lewis on all Board Proposals

HOUSTON, TX, MAY 23, 2017 – Willbros Group, Inc. (NYSE: WG) is pleased to announce that both Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), leading independent proxy voting and corporate governance advisory firms, have recommended that Willbros stockholders vote FOR all proposals recommended by the Board of Directors, in conjunction with the 2017 Annual Meeting of Stockholders to be held on June 1, 2017.

Both ISS and Glass Lewis support the Board’s recommendation on all seven proposals, including the election of two directors and amending the company’s Certificate of Incorporation to eliminate supermajority voting requirements and to declassify the Board of Directors.

If stockholders have any questions or require assistance in voting their shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 855-835-8313.

About Willbros

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

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1 of 1 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

WILLBROS GROUP, INC.

May 23, 2017

Dear Stockholder,

You recently received proxy materials in connection with the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on Thursday, June 1, 2017. According to our records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Board of Directors unanimously recommends a “FOR” vote for the proposals referenced below. In addition, we are also pleased that the leading independent advisory firms Institutional Shareholder Services (ISS) and Glass Lewis & Co. are in full support of the Board’s recommendations.

Willbros Group is asking stockholders to vote on:

1.	Amend our Certificate of Incorporation to eliminate the supermajority voting requirements
2.	Amend our Certificate of Incorporation to declassify the Board of Directors
3.	Elect two Class III directors—W. Gary Gates and Daniel E. Lonergan
4.	Advisory vote on executive compensation
5.	Advisory vote on the frequency for which stockholders will have an advisory vote to approve the compensation paid to certain executive officers
6.	Approve the 2017 Stock and Incentive Compensation Plan
7.	Ratify the appointment of PricewaterhouseCoopers LLP as Auditors
Transact such other business as may properly come before the meeting or any adjournment thereof.

You should refer to the proxy materials previously mailed to you for additional information on this matter or visit the Company website at http://investors.willbros.com/Docs to access the latest proxy.

Regardless of the number of shares you own, it is important that your vote is represented. Given that proposals 1 and 2 are amending the Certificate of Incorporation, an affirmative vote of 75% of the outstanding shares is required for approval. As a result, if you do not vote you are essentially against the amendment proposals. Therefore, your vote is very important, regardless of the number of shares that you own.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

◾	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

◾	VOTE VIA THE INTERNET: You may cast your vote by logging onto www.proxyvote.com identified on the enclosed proxy voting form and following the instructions on the screen.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 855-835-8313.

YOUR PARTICIPATION IS IMPORTANT—PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.